 Exhibit 99.1

Section 2: EX-99.1 (EX-99.1)

VII PEAKS CO-OPTIVIST INCOME BDC II, INC. ANNOUNCES ADJOURNMENT OF
ITS ANNUAL SHAREHOLDER MEETING TO MAY 17, 2018

Orinda, CA, April 19, 2018 —VII Peaks Co-Optivist Income BDC II, Inc. (the Company), a publicly registered, non-traded business development company (BDC), today announced adjournment of its Thursday, April 19, 2018 annual meeting of shareholders until Thursday, May 17, 2018 in order to allow the solicitation of additional proxies to establish a quorum. As of April 19, 2018, the total number of votes cast was 1,958,567.  A total of 2,151,478 votes are needed to reach a quorum. The adjourned meeting will be held at the Company's offices located at 4 Orinda Way, Suite 125-A, Orinda, CA 94563, at 10:00 A.M. local time.

The Company encourages shareholders who have not yet voted their shares to do so now in order to reach a quorum and to avoid the cost of further adjournments. The proxy materials received by shareholders contain important information regarding the proposals to be considered at the reconvened meeting.

If shareholders have any questions regarding the proposal, or need assistance with voting, they may call Phoenix American Financial Services, Inc., at (855) 889-1778.

CONTACT:

Investor Contact

Phoenix American Financial Services, Inc.